Exhibit 99.2

MONSTER BEVERAGE CORPORATION AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION*

On August 14, 2014, TCCC and Old Monster entered into definitive agreements contemplating a long-term strategic relationship in the global energy drink category. Subject to the terms and conditions of the agreements, upon the closing of the Transactions, among other things, (1) TCCC will acquire newly issued New Monster common shares representing approximately 16.7% of the total number of outstanding New Monster common shares (giving effect to such issuance) and TCCC will be entitled to appoint two directors to New Monster’s Board of Directors for a specified period, (2) TCCC will transfer all of its rights in and to KO Energy to New Monster, and Old Monster will transfer all of its rights in and to Monster Non-Energy to TCCC, (3) TCCC and Old Monster will amend the distribution coordination agreements currently existing between them to govern the transition of third parties’ rights to distribute the Company’s energy products in most territories in the U.S. to members of TCCC’s distribution network, which consists of owned or controlled bottlers/distributors and independent bottling/distribution partners, and (4) TCCC and/or one or more of its subsidiaries will make an aggregate net cash payment to New Monster and/or Old Monster of $2.15 billion, of which up to $625.0 million will be held in escrow (the “Escrow Agreement”), subject to release upon achievement of milestones relating to the transfer of distribution rights to TCCC’s distribution network, as described in the Prospectus under the section entitled “Terms of the Transactions—Other Agreements—Escrow Agreement.”

TCCC is contractually obligated to authorize payment to New Monster of the funds in escrow upon achievement of the milestones referred to above. As of April 6, 2015, distribution rights in the U.S. representing approximately 84% of the target case sales have been transitioned to TCCC’s distribution network. In addition, the Company has sent notices of termination representing an additional 5% of the affected third-party distributors, and the associated distribution rights for those territories will be transitioned to TCCC’s distribution network effective as of May 11, 2015. As a result, it is anticipated that $125 million will be held in escrow at the closing, with the remaining $500 million to be paid to the Company at closing. The Company expects to commence steps to transition at least another 6% following the closing of the Transactions, which will, in due course, result in the release of all remaining amounts held in escrow. Therefore, Old Monster believes that achievement of the milestones is probable.

For purposes of this unaudited pro forma condensed combined financial information and the related notes, references to “the Company” will be deemed to be references to Old Monster or New Monster, as applicable.

The following unaudited pro forma condensed combined financial statements are based on the historical consolidated financial statements of the Company and the historical combined abbreviated financial statements of KO Energy after giving effect to the Transactions and applying the assumptions described in the accompanying notes. The unaudited pro forma condensed combined balance sheet is presented as if the Transactions had occurred on December 31, 2014, plus pro forma adjustments. The unaudited pro forma condensed combined statement of income for the twelve-months ended December 31, 2014 is presented as if the Transactions had occurred on January 1, 2014.

*    Defined terms used but not otherwise defined herein have the meanings ascribed to such terms in the Prospectus filed pursuant to Rule 424(b)(3) by New Laser Corporation and dated May 11, 2015 (the “Prospectus”), File No. 333-201839.

The audited historical combined abbreviated financial statements of KO Energy include only statements of assets acquired and liabilities assumed and combined statements of net revenues and direct operating expenses, rather than audited full “carve-out” financial statements, because such audited full carve-out financial statements would not be meaningful given that it is not possible to provide a meaningful allocation of business unit and corporate costs, interest or tax in respect of the KO Energy business and any estimates of those amounts with respect to the pre-acquisition period would be derived from TCCC’s cost structure whereas the KO Energy business will be integrated into the Company’s energy business and subject to the Company’s cost structure following the Transactions.

The unaudited pro forma condensed combined financial information is presented for information purposes only and is not intended to represent or be indicative of the combined results of operation or financial position that the Company would have reported had the Transactions been completed as of the date and for the periods presented, and should not be taken as representative of the Company’s consolidated results of operations or financial condition following completion of the Transactions. In addition, the unaudited pro forma condensed combined financial information is not intended to project the future financial position or results of operation of the combined company. There were no material transactions between KO Energy and the Company during the periods presented that are required to be eliminated.

The unaudited pro forma combined financial information does not reflect any cost savings, operational synergies or revenue enhancements that the combined company may achieve as a result of the Transactions or the costs to combine the operations or the costs necessary to achieve cost savings, operating synergies and revenue enhancements.

The unaudited pro forma condensed combined financial statements have been prepared in accordance with generally accepted accounting principles in the United States (“GAAP”). The fair value allocation of the consideration given and received in connection with the Transactions will be determined in accordance with Financial Accounting Standards Board (the “FASB”) Accounting Standards Codification (“ASC”) 805 “Business Combinations,” The fair value analysis has yet to progress to a stage where there is sufficient information for a definitive measurement of the Transactions’ respective fair values which include the fair value of Monster Non-Energy, KO Energy and the expanded U.S. distribution rights transferred to TCCC’s distribution network, including the various related intangible assets. Accordingly, the Transactions’ respective fair value allocation is preliminary and is based on valuations derived from estimated fair value assumptions used by management. Following the effective date of the Transactions, the Company expects to complete its fair value analysis at the level of detail necessary to finalize the underlying fair value allocations. Any differences between the Transactions’ respective fair value allocations and the preliminary management estimates may differ materially and potentially have a material impact on the accompanying unaudited pro forma condensed combined financial statements and the combined company’s future results of operations and financial position.

The accompanying unaudited pro forma condensed financial statements should be read in conjunction with (a) the accompanying notes to the unaudited pro forma condensed combined financial statements, (b) KO Energy’s historical combined abbreviated financial statements and notes thereto, and (c) the Company’s Annual Report on Form 10-K for the year ended December 31, 2014.

MONSTER BEVERAGE CORPORATION AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF DECEMBER 31, 2014

(In Thousands, Except Par Value)

				Pro Forma Adjustments (Note 4)
	Monster Historical	KO Energy Historical		Disposal of Monster Non-Energy		Other		Pro Forma Combined
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$370,323	$—		$200,037	4A	$1,324,963	4A	$1,895,323
Short-term investments	781,134	—		—		—		781,134
Accounts receivable, net	280,203	—		—		—		280,203
KO Transaction receivables	—	—		—		625,000	4B	625,000
Distributor receivables	552	—		—		—		552
Inventories	174,573	6,428		(22,080)	4C	—		158,921
Prepaid expenses and other current assets	19,673	822		—		—		20,495
Intangibles held-for-sale	18,079	—		(18,079)	4D	—		—
Prepaid income taxes	8,617	—		—		—		8,617
Deferred income taxes	40,275	—		—		—		40,275
Total current assets	1,693,429	7,250		159,878		1,949,963		3,810,520
INVESTMENTS	42,940	—		—		—		42,940
PROPERTY AND EQUIPMENT, net	90,156	—		—		—		90,156
DEFERRED INCOME TAXES	54,106	—		—		208,605	4E	262,711
INTANGIBLES, net	50,748	43,333		—		1,560,934	4F	1,655,015
OTHER ASSETS	7,496	—		—		—		7,496
Total Assets	$1,938,875	$50,583		$159,878		$3,719,502		$5,868,838
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$127,641	$3,052		$—		$—		$130,693
Accrued liabilities	40,271	—		—		293,500	4G	333,771
Accrued promotional allowances	114,047	—		—		—		114,047
Deferred revenue	49,926	—		—		(23,167)	4I	26,759
Accrued compensation	17,983	—		—		—		17,983
Income taxes payable	5,848	—		61,553	4H	115,500	4H	182,901
Total current liabilities	355,716	3,052		61,553		385,833		806,154
DEFERRED REVENUE	68,009	—		—		285,053	4I	353,062
STOCKHOLDERS’ EQUITY:
Common stock	1,035	—		—		170	4J	1,205
Additional paid-in capital	426,145	—		—		3,258,203	4K	3,684,348
Retained earnings	2,330,510	47,531	4L	98,325	4L	(209,757)	4L	2,266,609
Accumulated other comprehensive loss	(11,453)	—		—		—		(11,453)
Common stock in treasury, at cost	(1,231,087)	—		—		—		(1,231,087)
Total stockholders’ equity	1,515,150	47,531		98,325		3,048,616		4,709,622
Total Liabilities and Stockholders’ Equity	$1,938,875	$50,583		$159,878		$3,719,502		$5,868,838

See accompanying notes to unaudited pro forma condensed combined financial statements.

MONSTER BEVERAGE CORPORATION AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME

FOR THE TWELVE-MONTHS ENDED DECEMBER 31, 2014

(In Thousands, Except Per Share Amounts)

			Pro Forma Adjustments (Note 4)
	Monster Historical	KO Energy Historical	Disposal of Monster Non-Energy		Other		Pro Forma Combined
NET SALES	$2,464,867	$342,432	$(150,374)	4M	$15,003	4M	$2,671,928
COST OF SALES	1,125,057	38,474	(117,084)	4N	—		1,046,447
GROSS PROFIT	1,339,810	303,958	(33,290)		15,003		1,625,481
OPERATING EXPENSES	592,305	85,502	(25,728)	4O	26,046	4O	678,125
OPERATING INCOME	747,505	218,456	(7,562)		(11,043)		947,356
OTHER (EXPENSE) INCOME:
Interest and other (expense) income, net	(1,676)	—	—		—		(1,676)
(Loss) gain on investments and put options, net	(41)	—	—		—		(41)
Total other (expense) income	(1,717)	—	—		—		(1,717)
INCOME BEFORE PROVISION FOR INCOME TAXES	745,788	218,456	(7,562)		(11,043)		945,639
PROVISION FOR INCOME TAXES	262,603	—	(2,911)	4P	81,711	4P	341,403
NET INCOME	$483,185	$218,456	$(4,651)		$(92,754)		$604,236
NET INCOME PER COMMON SHARE:
Basic	$2.89						$3.00
Diluted	$2.77						$2.90
WEIGHTED AVERAGE NUMBER OF SHARES OF COMMON STOCK AND COMMON STOCK EQUIVALENTS:
Basic	167,257				34,000	4Q	201,257
Diluted	174,285				34,000	4Q	208,285

See accompanying notes to unaudited pro forma condensed combined financial statements.

MONSTER BEVERAGE CORPORATION AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

(In Thousands, Except Per Share Amounts)

1. DESCRIPTION OF TRANSACTION

On August 14, 2014, TCCC and Old Monster entered into definitive agreements contemplating a long-term strategic relationship in the global energy drink category. Subject to the terms and conditions of the agreements, upon the closing of the Transactions, among other things, (1) TCCC will acquire newly issued New Monster common shares representing approximately 16.7% of the total number of outstanding New Monster common shares (giving effect to such issuance) and TCCC will be entitled to appoint two directors to New Monster’s Board of Directors for a specified period, (2) TCCC will transfer all of its rights in and to KO Energy to New Monster, and Old Monster will transfer all of its rights in and to Monster Non-Energy to TCCC, (3) TCCC and Old Monster will amend the distribution coordination agreements currently existing between them to govern the transition of third parties’ rights to distribute the Company’s energy products in most territories in the U.S. to members of TCCC’s distribution network, which consists of owned or controlled bottlers/distributors and independent bottling/distribution partners, and (4) TCCC and/or one or more of its subsidiaries will make an aggregate net cash payment to New Monster and/or Old Monster of $2.15 billion, of which up to $625.0 million will be held in escrow, subject to release upon achievement of milestones relating to the transfer of distribution rights to TCCC’s distribution network, as described in the Prospectus under the section entitled “Terms of the Transactions—Other Agreements—Escrow Agreement.”

TCCC is contractually obligated to authorize payment to New Monster of the funds in escrow upon achievement of the milestones referred to above. In addition, the Company has sent notices of termination representing an additional 5% of the affected third-party distributors, and the associated distribution rights for those territories will be transitioned to TCCC’s distribution network effective as of May 11, 2015. As of April 6, 2015, distribution rights in the U.S. representing approximately 84% of the target case sales have been transitioned to TCCC’s distribution network. As a result, it is anticipated that $125 million will be held in escrow at the closing, with the remaining $500 million to be paid to the Company at closing. The Company expects to commence steps to transition at least another 6% following the closing of the Transactions, which will, in due course, result in the release of all remaining amounts held in escrow. Therefore, Old Monster believes that achievement of the milestones is probable.

2. BASIS OF PRO FORMA PRESENTATION

The unaudited pro forma condensed combined financial statements are based on the historical consolidated financial statements of the Company after giving effect to the Transactions and applying the assumptions described in the accompanying notes. The unaudited pro forma condensed combined balance sheet is presented as if the Transactions had occurred on December 31, 2014. The unaudited pro forma condensed combined statement of income for the twelve-months ended December 31, 2014 is presented as if the Transactions had occurred on January 1, 2014.

The audited historical combined abbreviated financial statements of KO Energy include only statements of assets acquired and liabilities assumed, and combined statements of net revenues and direct operating expenses, rather than audited full “carve-out” financial statements, because such audited full carve-out financial statements would not be meaningful given that it is not possible to provide a meaningful allocation of business unit and corporate costs, interest or tax in respect to KO Energy and any estimates of those amounts with respect to the pre-acquisition period would be derived from TCCC’s cost structure whereas KO Energy will be integrated into the Company’s energy business

MONSTER BEVERAGE CORPORATION AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

(Continued)

(In Thousands, Except Per Share Amounts)

2. BASIS OF PRO FORMA PRESENTATION (Continued)

and subject to the Company’s cost structure following the Transactions. All cash flow requirements of KO Energy were funded by KO, and cash management functions were not performed at the KO Energy business level. Therefore, it is impracticable to present a statement of cash flows, including cash flows from operating, investing and financing activities, as KO Energy did not maintain cash balances of that nature.

The unaudited pro forma condensed combined financial information is presented for information purposes only and is not intended to represent or be indicative of the combined results of operation or financial position that the Company would have reported had the Transactions been completed as of the date and for the periods presented, and should not be taken as representative of the Company’s consolidated results of operations or financial condition following completion of the Transactions. In addition, the unaudited pro forma condensed combined financial information is not intended to project the future financial position or results of operation of the combined company. There were no material transactions between KO Energy and the Company during the periods presented that are required to be eliminated.

The unaudited pro forma combined financial information does not reflect any cost savings, operational synergies or revenue enhancements that the combined company may achieve as a result of the Transactions or the costs to combine the operations or the costs necessary to achieve cost savings, operating synergies and revenue enhancements.

The unaudited pro forma condensed combined financial statements have been prepared in accordance with GAAP. The fair value of the consideration given and received in connection with the Transactions will be determined in accordance with FASB ASC 820 “Fair Value Measurement.” The fair value analysis has yet to progress to a stage where there is sufficient information for a definitive measurement of the Transactions’ respective fair values which include, the fair value of Monster Non-Energy, KO Energy and the expanded U.S. distribution rights transferred to TCCC’s distribution network, including the various related intangible assets. Accordingly, the Transactions’ respective fair value allocation is preliminary and is based on valuations derived from estimated fair value assumptions used by management. Following the effective date of the Transactions, the Company expects to complete its fair value analysis at the level of detail necessary to finalize the underlying fair value allocations. Any differences between the Transactions’ respective fair value allocations and the preliminary management estimates may differ materially and potentially have a material impact on the accompanying unaudited pro forma condensed combined financial statements and the combined company’s future results of operations and financial position.

In accordance with Rule 11-02(b)(5) of Regulation S-X, the unaudited pro forma condensed combined statement of income for the twelve-months ended December 31, 2014 does not include the following estimated nonrecurring charges, credits and related tax effects resulting directly from the

MONSTER BEVERAGE CORPORATION AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

(Continued)

(In Thousands, Except Per Share Amounts)

2. BASIS OF PRO FORMA PRESENTATION (Continued)

Transactions. These items will be included in the Company’s consolidated financial statements within the 12 months succeeding the completion of the Transactions.

Gain on sale of Monster Non-Energy	$159,878
Distributor termination expense	(280,000)
Acceleration of deferred revenue associated with certain terminated distributors	38,169
Estimated transaction expenses subsequent to December 31, 2014	(13,500)
Provision for income taxes	31,552
Total	$(63,901)

The Company will recognize a gain on the sale of Monster Non-Energy equal to the difference between the $200.0 million fair value sales price received and the $40.2 million net book value of Monster Non-Energy. Any differences between the final fair value sales price received and the preliminary management estimates would affect the gain recognized by the Company. If the final fair value sales price received should increase or decrease by 10%, the total gain recognized on the sale of Monster Non- Energy would be approximately $179.8 million and $139.8 million, respectively.

The Company will incur termination expenses to certain distributors terminated as part of the expanded U.S. distribution rights transferred to TCCC’s distribution network. The distributor termination expenses have been estimated, taking into account the Company’s contractual obligations under the termination provisions of the applicable distribution agreements. In addition, the Company will recognize into income the unamortized portion of deferred revenue associated with these certain terminated distributors.

For purposes of these nonrecurring charges and credits, a combined U.S. Federal and state statutory tax rate of 38.5% has been used. This rate does not reflect the Company’s expected effective tax rate, which will include other tax charges and benefits. The provision for income taxes reflects the disallowance of certain non-deductible transaction costs.

MONSTER BEVERAGE CORPORATION AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

(Continued)

(In Thousands, Except Per Share Amounts)

3. PRELIMINARY TRANSACTION CONSIDERATION ALLOCATION

The following table summarizes the preliminary Transaction consideration allocation:

	Identifiable Assets Acquired and Liabilities Assumed	Consideration Transferred
Equity issued to TCCC for cash (22.3 million shares issued)	$—	$1,649,908
Equity issued to TCCC for KO Energy (11.7 million shares issued)	—	1,608,465
KO Energy Intangibles—Trademarks (non-amortizing)	354,700	—
KO Energy Intangibles—Customer Relationships (amortizing)	32,350	—
KO Energy Intangibles—Other (non-amortizing)	12,900	—
KO Energy inventories	6,428	—
KO Energy prepaid expenses and other current assets	822	—
KO Energy accounts payable	(3,052)	—
Goodwill	1,204,317	—
New and Amended U.S. Distribution Rights transferred to TCCC’s distribution network	—	300,055
Monster Non-Energy Business transferred to TCCC	—	200,037
Cash and escrow receivable	2,150,000	—
Total	$3,758,465	$3,758,465

The book value of the KO Energy inventories, prepaid expenses and other current assets and accounts payable approximate fair value.

The Company has determined goodwill in accordance with ASC 805-30-30-1, Business Combinations, which requires the recognition of goodwill for excess of the aggregate consideration over the net of the acquisition-date amounts of the identifiable assets acquired and liabilities assumed.

The goodwill recorded as part of the Transactions is not deductible for tax purposes. The goodwill includes access to new geographies, access to new sales channels, including vending and specialty accounts. as well as the opportunity for supply chain optimization.

The Company determined the estimated fair values of KO Energy Trademarks, Customer Relationships and Other intangibles as follows:

1.                                      Trademarks—valued using the relief from royalty method. Royalty rates for the different brands were selected based on brand strength and profitability.

2.                                      Customer Relationships—valued using the with- and-without method assuming that the customer relationships could be rebuilt over a one-year period.

3.                                      Other (Trade Secrets/Formulas)—valued using the cost savings method.

MONSTER BEVERAGE CORPORATION AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

(Continued)

(In Thousands, Except Per Share Amounts)

3. PRELIMINARY TRANSACTION CONSIDERATION ALLOCATION (Continued)

The Company determined the estimated fair value of the “New and Amended U.S. Distribution Rights” transferred to TCCC’s distribution network using the discounted cash flow method. The cash flows were defined as the expected cost savings arising from the new distribution agreements.

The Company determined the estimated fair value of the Monster Non-Energy Brands utilizing the discounted cash flow method and market multiple method. Market multiples for each brand were selected based on profitability, size and expected growth for each brand. The resulting business enterprise value derived under the income and market approaches was then adjusted for working capital and fixed assets that will not transfer to TCCC.

As of April 8, 2015, Old Monster had approximately 170.2 million shares of common stock outstanding. If the Transactions had closed on April 8, 2015, approximately 34.0 million shares of Old Monster’s common stock would have been issued to TCCC. Of the 34.0 million shares of Old Monster’s common stock to be issued to TCCC, approximately 11.7 million shares, or 34.4% of the total shares issued, would have been allocated to the purchase of KO Energy and approximately 22.3 million shares, or 65.6% of the total shares issued, would have been issued for cash. The 34.4% allocation was based on the relative fair value of KO Energy to the approximate fair value of the 34.0 million shares of Old Monster’s common stock on the day of the Transactions, August 14, 2014. The remaining number of shares of Old Monster’s common stock were deemed to be issued for cash.

The $2.15 billion of cash and escrow receivable was first allocated to the new and amended U.S. distribution rights and the Monster Non-Energy Business based on their respective preliminary fair values, and the residual cash of $1.6 billion was then allocated to the equity issued for cash.

On August 14, 2014, the date the terms of the Transactions were agreed to and announced, the closing market price of the Company’s common stock was $71.65 per share. The preliminary fair value of KO Energy per ASC 820 is approximately $862 million, which approximates the negotiated price for KO Energy based on the closing market price of the Company’s common stock on August 14, 2014. However, per ASC 805, equity securities issued as consideration in a business combination are to be recorded at fair value as of the closing date. Therefore, the value of the shares of the Company’s common stock to be issued to TCCC in exchange for KO Energy is approximately $137.79 per share, the closing price of the Company’s common stock on April 8, 2015, resulting in a total consideration value transferred for KO Energy of $1.61 billion. Because the value of the Company’s common stock may change significantly between April 8, 2015 and the closing date, the amounts recorded as consideration for KO Energy may differ substantially. If the price of the Company’s common stock should increase or decrease by 20%, the total consideration value transferred for KO Energy would be $1.93 billion or $1.29 billion, respectively.

MONSTER BEVERAGE CORPORATION AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

(Continued)

(In Thousands, Except Per Share Amounts)

4. PRO FORMA ADJUSTMENTS AND ASSUMPTIONS

The following pro forma adjustments are included in the Company’s unaudited pro forma condensed combined financial statements:

Balance Sheet as of December 31, 2014

A.                                    Cash and cash equivalents

	Disposal of Monster Non- Energy	Other	Total
Equity issued to TCCC (22.3 million shares issued)	$—	$1,649,908	$1,649,908
New and Amended U.S. Distribution Rights transferred to TCCC’s distribution network	—	300,055	300,055
Monster Non-Energy Business transferred to TCCC	200,037	—	200,037
Less cash held in escrow	—	(625,000)	(625,000)
Total	$200,037	$1,324,963	$1,525,000

Up to $625.0 million of the net cash payment due to the Company pursuant to the Transactions will be held in escrow, subject to release upon achievement of milestones relating to the transfer of the Company’s distribution rights to TCCC’s distribution network. As of April 6, 2015, a majority of the distribution rights has already been transferred.

B.                                    TCCC Transaction Receivables

TCCC Transaction receivables	$625,000

Up to $625.0 million of the net cash payment due to the Company pursuant to the Transactions will be held in escrow, subject to release upon achievement of milestones relating to the transfer of distribution rights to TCCC’s distribution network. As of April 6, 2015, a majority of the distribution rights has already been transferred.

C.                                    Inventories

Book value of Monster Non-Energy Business inventory transferred to TCCC	$22,080

D.                                    Intangibles held-for-sale, net

Book value of Monster Non-Energy Business intangibles transferred to TCCC	$18,079

MONSTER BEVERAGE CORPORATION AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

(Continued)

(In Thousands, Except Per Share Amounts)

4. PRO FORMA ADJUSTMENTS AND ASSUMPTIONS (Continued)

E.                                    Deferred income taxes

Book and tax timing differences—deferred revenue	$100,805
Book and tax timing differences—distributor termination expenses	107,800
Total	$208,605

The deferred tax asset results from book and tax timing differences relating to the deferred revenue and distributor termination expenses associated with the transfer of the Company’s domestic distribution rights to TCCC’s distribution network. The deferred revenue associated with the transfer of the Company’s domestic distribution rights to TCCC’s distribution network will be recognized into income immediately for income tax purposes and amortized over 20 years for book purposes. In addition, the termination cost associated with the transfer of the Company’s domestic distribution rights will be amortizable instead of immediately deductible for income tax purposes and expensed immediately for book purposes. All other assets acquired and liabilities assumed in the Transactions either have no book and tax timing differences in their basis or are assumed to be part of the tax-free portion of the Transactions. A combined U.S. Federal and state statutory rate of 38.5% has been used for purposes computing these deferred tax assets.

F.                                    Intangibles, net

To reverse book value of KO Energy Intangibles	$(43,333)
KO Energy Intangibles—Trademarks (non-amortizing)	354,700
KO Energy Intangibles—Customer Relationships (amortizing)	32,350
KO Energy Intangibles—Other (non-amortizing)	12,900
Goodwill	1,204,317
Total	$1,560,934

G.                                    Accrued Liabilities

Accrued distributor terminations	$280,000
Estimated transaction expenses subsequent to December 31, 2014	13,500
Total	$293,500

The Company will incur termination expenses to certain distributors terminated as part of the expanded U.S. distribution rights transferred to TCCC’s distribution network.

Estimated transaction expenses include expenses for investment banking services, legal, accounting and tax services necessary to complete the transaction. These expenses are reflected as an accrued liability and a charge to retained earnings.

MONSTER BEVERAGE CORPORATION AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

(Continued)

(In Thousands, Except Per Share Amounts)

4. PRO FORMA ADJUSTMENTS AND ASSUMPTIONS (Continued)

H.                                   Income Taxes Payable

	Disposal of Monster Non-Energy	Other	Total
Gain on sale of Monster Non-Energy	$61,553	$—	$61,553
New and Amended U.S. Distribution Rights transferred to TCCC’s distribution network	—	115,500	115,500
Total	$61,553	$115,500	$177,053

The income tax payable is primarily attributable to the gain of $159.9 million recognized on the sale of Monster Non-Energy as well as the immediate income tax recognition of the $300.0 million of deferred revenue received from TCCC for expanded U.S. distribution rights. For purposes of computing the income taxes payable, a combined U.S. Federal and state statutory rate of 38.5% has been used.

I.                                        Deferred Revenue

Current
New and Amended U.S. Distribution Rights transferred to TCCC’s distribution network	$15,002
Acceleration of deferred revenue associated with certain terminated distributors	(38,169)
Total Current	(23,167)
Long-term
New and Amended U.S. Distribution Rights transferred to TCCC’s distribution network	285,053

Amounts received from TCCC for expanded U.S. distribution rights have been accounted for as deferred revenue in the accompanying balance sheet and are recognized as revenue ratably over the 20-year anticipated life, which is based on the 20-year contractual term of the respective agreements. The Company will recognize into income the unamortized portion of deferred revenue associated with certain terminated distributors.

J.                                      Common Stock

34.0 million $0.005 par value shares issued to TCCC	$170

TCCC will acquire approximately 34.0 million newly issued shares of the Company’s common stock representing approximately 16.7%of the outstanding shares of the Company’s common stock (after giving effect to the new issuance).

MONSTER BEVERAGE CORPORATION AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

(Continued)

(In Thousands, Except Per Share Amounts)

4. PRO FORMA ADJUSTMENTS AND ASSUMPTIONS (Continued)

K.                                    Additional paid-in capital

34.0 million $0.005 par value shares issued to TCCC	$3,258,203

TCCC will acquire approximately 34.0 million newly issued shares of the Company’s common stock representing approximately 16.7%of the outstanding shares of the Company’s common stock (after giving effect to the new issuance). As consideration for the newly issued shares of the Company’s common stock, TCCC will transfer cash of $1.6 billion and transfer all of its rights in and to KO Energy to the Company. Per ASC 805, the portion of equity securities issued as consideration in a business combination is to be recorded at fair value as of the acquisition date. Therefore, the value of the shares of the Company’s common stock to be issued to TCCC in exchange for KO Energy is approximately $137.79 per share, the closing price of the Company’s common stock on April 8, 2015. Because the value of the Company’s common stock may change significantly between April 8, 2015 and the acquisition date, the amount recorded as consideration for KO Energy might differ substantially.

L.                                     Retained Earnings

	Disposal of Monster Non-Energy	Other	Total
To eliminate KO Energy retained earnings	$—	$(47,531)	$(47,531)
Gain on sale of Monster Non-Energy Business	159,878	—	159,878
Distributor termination expense	—	(280,000)	(280,000)
Acceleration of deferred revenue associated with certain terminated distributors	—	38,169	38,169
Estimated Transaction expenses subsequent to December 31, 2014	—	(13,500)	(13,500)
Provision for income taxes	(61,553)	93,105	31,552
Total	$98,325	$(209,757)	$(111,432)

The KO Energy retained earnings represents the difference between the KO Energy assets acquired and liabilities assumed. This does not include the historical retained earnings of KO Energy.

The Company will recognize a gain on the sale of Monster Non-Energy equal to the difference between the $200.0 million fair value sales price received and the $40.2 million net book value of Monster Non-Energy. Any differences between the final fair value sales price received and the preliminary management estimates would affect the gain recognized by the Company.

The Company will incur termination expenses to certain distributors terminated as part of the expanded U.S. distribution rights transferred to TCCC’s distribution network. In addition, the Company will recognize into income the unamortized portion of deferred revenue associated with these certain terminated distributors.

MONSTER BEVERAGE CORPORATION AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

(Continued)

(In Thousands, Except Per Share Amounts)

4. PRO FORMA ADJUSTMENTS AND ASSUMPTIONS (Continued)

Estimated transaction expenses include expenses for investment banking services, legal, accounting and tax services necessary to complete the transaction. These expenses are reflected as a reduction of cash and a charge to retained earnings.

For purposes of these Unaudited Pro Forma Condensed combined Financial Statements, a combined U.S. Federal and state statutory tax rate of 38.5% has been used. This rate does not reflect the Company’s expected effective tax rate, which will include other tax charges and benefits, and does not take into account any historical or possible future tax events that may impact the combined company. The provision for income taxes reflects the disallowance of certain non-deductible transaction costs.

Statement of Income for the Year ended December 31, 2014

M.                                 Net sales

	Disposal of Monster Non-Energy	Other	Total
Amortization of deferred revenue	$—	$15,003	$15,003
To eliminate Monster Non-Energy	(150,374)	—	(150,374)
Total	$(150,374)	$15,003	$(135,371)

Amounts received from TCCC for expanded U.S. distribution rights have been accounted for as deferred revenue in the accompanying balance sheet and are recognized as revenue ratably over the 20-year anticipated life, which is based on the 20-year contractual term of the respective agreements.

N.                                    Cost of sales

To eliminate Monster Non-Energy	$(117,084)

O.                                    Operating expenses

	Disposal of Monster Non-Energy	Other	Total
To eliminate Monster Non-Energy	$(25,728)	$—	$(25,728)
To record sales commissions, net of certain marketing expense reimbursements	—	24,400	24,400
To record amortization of definite lived KO Energy Intangibles	—	6,470	6,470
To eliminate Transaction expenses through December 31, 2014	—	(4,824)	(4,824)
Total	$(25,728)	$26,046	$318

MONSTER BEVERAGE CORPORATION AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

(Continued)

(In Thousands, Except Per Share Amounts)

4. PRO FORMA ADJUSTMENTS AND ASSUMPTIONS (Continued)

The sales commissions are computed based on the actual number of cases sold by KO Energy for the year ended December 31, 2014. The sales commissions net of certain marketing expense reimbursements are contractually part of the Transactions and will be ongoing in the net expenses of KO Energy under the Company’s operations. As a result, these changes have been included as a pro forma adjustment to the contribution of KO Energy in 2014.

Per ASC 350-30-35-3, the amortizing KO Energy intangibles will be amortized on a straight-line basis over their estimated useful lives of five years. The amortizable KO Energy assets consist solely of customer relationships with a fair value of approximately $32.4 million. The Company estimated the useful life of the customer relationships based on a scenario in which no additional customer support or continued development was provided.

P.                                     Provision for income taxes

	Disposal of Monster Non-Energy	Other	Total
To eliminate the estimated income tax provision related to the disposed of Monster Non-Energy	$(2,911)	$—	$(2,911)
Estimated provision for income taxes on pro forma adjustments	—	(2,395)	(2,395)
Estimated provision for income taxes on KO Energy income	—	84,106	84,106
Total	$(2,911)	$81,711	$78,800

The KO Energy historical statements of income include only net revenues and direct operating expenses. Therefore, the related estimated provision for income taxes is presented as a pro forma adjustment.

For purposes of these Unaudited Pro Forma Condensed combined Financial Statements, a combined U.S. Federal and state statutory tax rate of 38.5% has been used. This rate does not reflect the Company’s expected effective tax rate, which will include other tax charges and benefits, and does not take into account any historical or possible future tax events that may impact the combined company.

Q.                                    Weighted average number of shares of common stock and common stock equivalents

TCCC will acquire approximately 34.0 million newly issued shares of the Company’s common stock representing approximately 16.7% of the outstanding shares of the Company’s common stock (after giving effect to the new issuance).